UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported)        November 2, 2004
                                                            ----------------

                          Caithness Coso Funding Corp.
                          ----------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                      333-83815                94-3328762
          --------                      ---------                ----------
(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)                File Number)          Identification No.)

     Coso Finance Partners              California               68-0133679
     Coso Energy Developers             California               94-3071296
     Coso Power Developers              California               94-3102796
     ---------------------              ----------               ----------
 (Exact names of Registrants          (State or other         (I.R.S. Employer
as specified in their charters)       jurisdiction of        Identification No.)
                                       incorporation)

      565 Fifth Avenue, 29th Floor, New York, New York          10017-2478
      ------------------------------------------------          ----------
          (Address of principal executive offices)              (Zip Code)

      Registrant's telephone number, including area code   (212) 921-9099
                                                           --------------

                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the securities act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01(a) Entry into a Material Definitive Agreement.

The Coso projects consist of three 80 MW geothermal power plants, called Navy I, BLM and Navy II (together, the "Coso Partnerships"), their transmission lines, wells, gathering system and other related facilities. The Coso projects are located near one another in the Mojave Desert approximately 150 miles northeast of Los Angeles, California, and have been generating electricity since the late 1980's. The Coso Partnerships sell 100% of the electrical energy generated at the plants to Southern California Edison ("Edison") under three long-term Standard Offer No. 4 power purchase agreements (the "Purchase Agreements").

Coso Finance Partners (The Navy I Partnership) owns Navy I and its related facilities, Coso Energy Developers (the BLM Partnership) owns BLM and its related facilities and Coso Power Developers (the Navy II Partnership) owns Navy II and its related facilities. The Coso Partnerships and their affiliates own the exclusive right to explore, develop and use, currently without any known interference from any other power developers, a portion of the Coso Known Geothermal Resource Area.

Caithness Coso Funding Corp. ("Funding Corp.") is a single-purpose Delaware Corporation formed to issue senior secured notes ("Notes") for its own account and as an agent acting on behalf of the Coso Partnerships. On May 28, 1999, Funding Corp. sold $413,000,000 of senior secured notes. Pursuant to separate credit agreements between Funding Corp. and each partnership, the net proceeds from the offering of the Notes were loaned to the Coso Partnerships. Payment of the Notes is provided for by payments made by the Coso Partnerships to Funding Corp. under their respective project loans. Funding Corp. has no material assets, other than the project loans, and does not conduct any operations apart from issuing the Notes and making the project loans to the partnerships.

New Contract is executed with the U.S. Navy

The Navy I and Navy II Partnerships have entered into a new agreement ("New Contract") with the United States Navy which terminates the existing contracts that were due to expire on December 31, 2009. The New Contract commences on November 1, 2004 and extends the Navy I and Navy II Partnerships exclusive right to explore, develop and use certain geothermal resources on U.S. Navy lands through October 31, 2034.

Under the terms of the New Contract, the royalty paid to the U.S. Navy has been restructured so that the Navy I and Navy II Partnerships will pay at a rate of 15% of gross revenues received up to a annual base revenue amount. Beyond the annual base revenue amount, the U.S. Navy and the Navy I and Navy II Partnerships will split the additional revenues, on a 50/50 basis, until the U.S. Navy receives a maximum of 20% of all gross revenue.

Under the terminated contracts with the U. S. Navy, the Navy I Partnership paid royalties for Units 2 and 3 at 20% of gross revenue through 2009 and the Navy II Partnership paid royalties at 18% of gross revenue through 2004 which was due to increase to 20% for the period 2005 through 2009. Additionally, the Navy I Partnership was obligated to pay a royalty for Unit I consisting of the payment of the U.S. Navy's electric bill for the China Lake Weapons Facility, subject to an indexed reimbursement from the U.S. Navy. The terminated contracts also obligated the Navy I Partnership to fund an escrow account so that the Navy I Partnership would pay the U.S. Navy $25 million on December 31, 2009. That provision was also terminated and a new escrow arrangement was entered into so the amount the Navy I Partnership owes the U.S. Navy on December 31, 2009 is now $18 million. Finally, in the terminated contracts the U.S. Navy had the right to terminate the contracts at any time for their convenience. Under the New Contract that right has been eliminated.

Certain information included in this report contains forward-looking statements made pursuant to the Private Securities Litigation Reform act of 1995 ("Reform Act"). Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause the actual results and performance of the Coso Partnerships to differ materially from any expected future results or performance, expressed or implied, by the forward-looking statements including expectations regarding the future results of operations of the Coso Partnerships. In connection with the safe harbor provisions of the Reform Act, the Coso Partnerships have identified important factors that could cause actual results to differ materially from such expectations, including resolution of the energy crisis in California, operating uncertainty, uncertainties relating to geothermal resources, uncertainties relating to economic and political conditions and uncertainties regarding the impact of regulations, changes in government policy, judicial decisions, industry deregulation and competition. Reference is made to all of the Registrants' SEC filings incorporated herein by reference, for a description of such factors. The Registrants assume no responsibility to update forward-looking information contained herein.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Naval Facilities Engineering Command, Southwest
Acquisition Department
Specialty Center Contracts Core, Code AQN00
151 36th Avenue, Suite 2
Port Hueneme, CA 93043-4438

Contract N68711-05-C-0001
-------------------------
GEOTHERMAL RESOURCE DEVELOPMENT
Naval Air Weapons Station at the Coso Project
            China Lake, California

                                TABLE OF CONTENTS

SECTION I.  INTRODUCTION.......................................................6

  A.   SCOPE OF THE CONTRACT...................................................6
  B.   GENERAL INTENT..........................................................6
  C.   CONTRACT TERM...........................................................6
  D.   DEVELOPABLE LANDS.......................................................6
  E.   REAL PROPERTY ENTRY PERMIT..............................................7
  F.   DEFINITIONS.............................................................7

SECTION II.  GENERAL REQUIREMENTS..............................................8

  A. CONTRACTOR'S RIGHT TO PERFORM.............................................8
       1. No Material Adverse Impact...........................................8
       2. Protection of Environment and Culture................................8
            (a) Environmental Permit Requirements..............................8
            (b) Environmental Impact Statement Responsibilities................8
            (c) Determining Effect on Cultural Resources Responsibilities......9
            (d) Cultural Resource Management Plan (CRMP).......................9
       3. Quiet Enjoyment......................................................9
       4. Notice, Cure and Dispute Procedures.................................10
            (a) Notice; Cure..................................................10
            (b) Disputes......................................................10
       5. No Termination for Convenience......................................10

  B. COMPLIANCE WITH NAWS BASE REGULATIONS....................................10
       1. Access/Transportation Routes........................................11
       2. Security............................................................11
       3. Radioactive Sources.................................................11
       4. Electronic Radiation................................................11
       5. Hardening of Facilities.............................................11
       6. Wellhead Revetment..................................................11
       7. Injuries and Accidents..............................................11
       8. Public Release of Information.......................................12
       9. Unexploded Ordnance.................................................12

  C. TECHNICAL SPECIFICATIONS.................................................12
       1. General Requirements................................................12
       2. Project Development.................................................12
            (a) Resource Delineation..........................................12
            (b) Design and Construction.......................................12
            (c) Resource Management Planning..................................13
            (d) Power Production and Field Operation..........................13
            (e) Standard of Care..............................................13
            (f) Decommissioning and Field Closure.............................13
            (g) Disposition of Assets.........................................14
            (h) Determination of Fair Market Value of Facilities..............14
       3. Steam Transfers.....................................................14
            (a) Transfers between the Projects................................14
            (b) In Kind Transfers from BLM North to Government................15
       4. Meter Test..........................................................15
       5. Geothermal Resources Operational (GRO) Orders.......................15
       6. Inspection of Contractor Operations.................................15

       7. Standards of Conduct............................. ..................15

  D. CONTRACT ADMINISTRATION..................................................15
       1. Contracting Officer Authority.......................................15
       2. Identification of Correspondence....................................16
       3. Consents and Approvals..............................................16
       4. Escrow Agreement....................................................16
       5. Government Annual Compensation......................................16
            (a) Energy Revenue Component......................................16
            (b) Steam Transfer Component (during or before 2019)..............16
            (c) Steam Transfer Component (after 2019).........................16
       6. Schedule of Monthly Payments........................................17
       7. Revenue Payment Procedures..........................................17
            (a) Payment Due Dates.............................................17
            (b) Itemization of Government Revenue Share Payment...............17
       8. Annual Audit........................................................17

SECTION III.  CONTRACT CLAUSES................................................17

  A. INSURANCE................................................................17
  B. ASSIGNMENTS..............................................................18
       1. Assignments for Contract Financing..................................18
       2. Assignments of Contract.............................................18
  C. COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS..........................18
  D. CONTRACTOR FACILITIES/OWNERSHIP..........................................19
  E. FORCE MAJEURE............................................................19
  F. INTEGRATION AND PRECEDENCE...............................................19
       1. Integration.........................................................19
       2. Precedence..........................................................19
  G. DATA AND INFORMATION.....................................................19
  H. SUBCONTRACTS.............................................................20
  I. FEDERAL ACQUISITION REGULATION CLAUSES INCORPORATED
     BY REFERENCE.............................................................20
  J. FEDERAL ACQUISITION REGULATION CLAUSES IN FULL TEXT......................20

SECTION IV.  REPRESENTATIONS AND CERTIFICATIONS...............................20

SECTION I.   INTRODUCTION

A.   SCOPE OF THE CONTRACT

This Contract constitutes an agreement between the United States of America, acting by and through the Secretary of the Navy (Government), and China Lake Joint Venture, a California general partnership (Contractor) for the development and utilization of the geothermal resource at the Naval Air Weapons Station
(NAWS) China Lake, California, as defined herein, for the production and sale of electricity. This Contract is independent from, and not related to, any previous contract involving the development and utilization of the NAWS geothermal resource for the production and sale of electricity.

B.   GENERAL INTENT

The Contractor shall have the right to explore and evaluate the geothermal resource and the exclusive right to develop the geothermal resource and to operate and maintain the Contractor-owned geothermal power plants; for the purpose of selling electricity as authorized by 10 USC 2867 and 2869, applicable regulations established by the Secretary of the Navy, and the provisions of this Contract as now in effect, to the maximum extent permitted by law. All work under this Contract shall be at no cost to the Government.

It is expressly understood the Contractor's right to perform is subject to its operations having No Material Adverse Impact to the Government or the mission of the NAWS, as determined in the sole discretion of the United States, and that the Contractor shall conduct its activities in a manner so as to maximize the beneficial use of the geothermal resource.

The Contractor's right to sell electric power to Southern California Edison or other power purchaser(s) shall be in accordance with the terms of a separate power purchase agreement(s), or arrangements and the Public Utility Regulatory Policies Act, found at 16 USC 2601, et seq., requirements.

C.   CONTRACT TERM

The contract period of performance is thirty (30) years, beginning on November 1, 2004 through October 31, 2034.

D.   DEVELOPABLE LANDS

Fee title to the surface and mineral rights of the land available to the Contractor for exploration and development is vested in the United States of America. This property is described and depicted on the map found in Appendix "A" hereto. The Government has authority to permit a contractor to explore and develop the geothermal resource for the purpose of selling electric energy beneath lands under its control. The total area available to the Contractor for development (hereinafter called developable lands) is therefore about 4875 acres, or about 7.6 square miles. Except as provided in this Contract, no interest in steam, electricity, water, earth, gravel, rocks or minerals will be conveyed to the Contractor who explores the resource and develops the electric power. Necessary quantities of these resources may be used by the Contractor at no charge provided that:

     1. The resource is incidental to the performance of this Contract; and
     2. The resource is obtained by the Contractor from:
          (a) Developable lands, or
          (b) The surface of NAWS lands in the Coso area, exclusive of lands identified in the National Register of Historic Places; and
     3. The resource (other than electricity) is not transported outside NAWS boundaries; and,
     4. The resource (other than electricity) is not sold to anyone or transferred to a party other than a subcontractor to or affiliate of the Contractor; and,
     5. The resource is utilized for the purpose intended by this Contract.

Development and extraction of geothermal by-products must be accomplished in accordance with existing law.

The Government has the unilateral right to expand the extent of the developable lands if it is in the mutual interest of all parties concerned. The Contractor shall provide a supplemental exploration and development plan covering any proposed additional acreage. The proposal for additional acreage shall comply with all applicable provisions set forth in this Contract.

E.   REAL PROPERTY ENTRY PERMIT

The Government hereby grants to the Contractor, free of any rental or similar charge, but subject to the limitations specified in this Contract, a revocable permit to enter the service location for any proper purpose under this Contract, including use of the site or sites agreed upon by the parties hereto for the operation, and maintenance of the Contractor owned facilities located upon Government premises. All new plant facilities, transmission lines and other installations shall be subject to Government approval prior to construction.

F.   DEFINITIONS

Unless the context otherwise clearly requires, each of the following terms, when used in this Contract or in any appendix or attachment thereto with initial capitals, will have the meaning set forth for such term below:

"BLM" shall refer to the U.S. Department of the Interior, Bureau of Land Management.

"BLM North" shall refer to properties leased by the Contractor in whole or in part covered by BLM lease numbers CA-11383, CA-11384, and CA-11385.

"Government" shall mean The United States of America acting by and through the Secretary of the Navy.

"GPO" shall refer to the U.S. Navy Geothermal Program Office.

"KGRA" shall refer to a Known Geothermal Resource Area as defined in 30 USC 1001(e).

"Materially Detrimental" shall mean those production operations that do not conform to the "best practice," and that are not conducted in a manner that protects the Coso geothermal resource and do not result in its maximum ultimate recovery and beneficial utilization. The term embraces the concept of minimum waste of the resource, and is premised on reservoir-related changes in production enthalpy or steam rate within the Coso KGRA. The threshold for declaring that there has been a Materially Detrimental change is when either enthalpy or steam rate changes beyond one standard deviation from the Contractor's simulation-based, history-matched forecast for those parameters over a period of as little as one month or as many as six months. The standard deviation calculation shall utilize the most recent of the simulation forecasts produced by the Contractor for the stated parameters developed prior to the observed change.

"MWh" shall mean megawatt-hours (1,000,000 watt-hours).

"NAWS"  shall  mean the  Naval  Air  Weapons  Station  located  at  China  Lake,
California.

"Power  Purchase   Agreement"  means  a  contract  or  arrangement  between  the
Contractor and the Contractor's power purchaser.

"Power Purchaser" means the public or private utility that purchases the Contractor's generated power.

"Resource Management Plan" or "RMP" is the plan the Contractor is required to submit to the Government annually that is intended to ensure the effective management of the geothermal resource.

"SCE" means the Southern California Edison Company.

"Unit" means a specific turbine-generator set and its associated facilities, exclusive of all geothermal resources and wells. A unique number shall designate each unit. At Coso there are six such units designated Navy Unit I-1, I-2, I-3, II-4, II-5, and II-6. Notwithstanding the above, the parties understand and agree that the contemplated number of units may be increased or decreased commensurate with availability of steam.

SECTION II.      GENERAL REQUIREMENTS

A.  CONTRACTOR'S RIGHT TO PERFORM

     1. No Material Adverse Impact - The Contractor acknowledges and agrees that all activities will be conducted so as to cause no material adverse impact to the Government or the mission of NAWS. In the event the Government in its sole discretion reasonably determines that the continuation of this Contract or any right granted to the Contractor hereunder would create a material adverse impact unacceptable to the Government, it is expressly understood that the Government may suspend, limit, or restrict the right of access granted herein and take such other measures as are necessary to protect national security and the mission of NAWS. In the event that the Government takes any such action, it will take reasonable actions to mitigate impact and disruption to the Contractor's operations.

     2. Protection of Environment and Culture - The Contractor has the responsibility for conducting environmental and cultural resources protection programs that are intended to protect these resources in a manner to minimize disruption to all phases of the development program. The Government has the final review and approval authority on all aspects of the environmental and cultural resources protection programs which approval shall not be unreasonably withheld or delayed. The Contractor shall maintain close coordination with the Government in order to ensure that NAWS China Lake can carry out its mission and land management responsibilities without any conflict with environmental and cultural resources protection requirements. The Government has prepared a programmatic Environmental Impact Statement
        (EIS) and Determination of Effect on Cultural Resources (DECR) that fulfills the initial requirements and provides general environmental management guidelines. The environmental and cultural resources protection programs shall be in compliance with all applicable laws and regulations including, but are not limited to, the following Federal and State requirements:

        National Environmental Policy Act
        National Historic Preservation Act
        Executive Order 11593
        P. L. 92-195, Wild and Free Roaming Horses and Burros Endangered Species Act of 1973
        Rules and Regulations of the Great Basin Unified Air Pollution Control District Water Quality Control Plans and Orders of the California, Regional Water Quality Control Board, Lahontan Region Resources Conservation and Recovery Act of 1976 California Environmental Quality Act

          (a) Environmental Permit Requirements - The Contractor will be responsible for obtaining all necessary approvals, permits, etc. at its expense including, but not limited to, those of wastewater discharges, air pollution control and solid waste disposal associated with operation of the projects.

          (b) Environmental Impact Statement Responsibilities - A programmatic Environmental Impact Statement has been prepared by the Government. It is the Contractor's responsibility to prepare at its cost a draft EIS for any such phase of development as indicated in the programmatic EIS. The documents shall be prepared by an independent specialized subcontractor and in accordance with a scope of work both approved by the Government. The Contractor will coordinate the subcontractor's activities with the Government. The subcontractor must be prepared to affirm its disassociation with any future financial gain associated with the program (apart from follow-on of optional environmental effort  as  part  of  its  scope  of  effort).  Approval  of  the
               Government with respect to contents of the EIS to ensure compliance is required which approval shall not be unreasonably withheld or delayed. Final review and public disclosure of the EIS(s) prepared will be the responsibility of the Government as the lead agency for implementation of the proposed development. In this regard, an appropriate schedule for Government review of the ongoing environmental documentation shall be established to ensure conformity with compliance requirements. Additionally, the EIS(s) for each contractual phase shall define the environmental protection and management programs, including mitigation measures, for the next phase of development in detail.

          (c) Determining the Effect on Cultural Resource Responsibilities - The Government has prepared a programmatic Determination of Effect on Cultural Resources and the Contractor has prepared at its cost the necessary documentation for development as stated in the programmatic DECR. Said documents shall be updated, as necessary, at the Contractor's expense to reflect additional development required for continuing operations.

               All such updates shall be performed by a specialized subcontractor who must coordinate their activities with the Government, and must be prepared to affirm its disassociation with any future financial gain associated with the program (apart from follow-on of optional effort as part of its scope of work). The Government will approve the contents of the necessary documentation to ensure compliance. Said approval shall not be unreasonably withheld or delayed. Procedural compliance with concerned Native Americans, the State Historic Preservation Office (SHPO), and the Advisory Council on Historic Preservation
               (ACHP) will be the responsibility of the Government as lead agency. For each and every update, an appropriate schedule for Government review of the ongoing documentation shall be established to ensure compliance with the applicable statutory requirements. Documentation for each contractual phase shall define the cultural resources protection, preservation, management and/or scientific salvage techniques including avoidance or mitigation measures that are to be employed.

          (d) Cultural Resources Management Plan (CRMP) - The Contractor is responsible to prepare the CRMP for any future phase of development. This plan is subject to review by the Government, concerned Native Americans, SHPO and ACHP, and it shall address:

               (i) Mitigation or avoidance of adverse effect on cultural resources.
               (ii) Compliance with applicable  regulations of Title 36, Code of
                    Federal Regulations (CFR), Chapter VIII, Section 800.
               (iii)Consultation  procedures with  concerned Native  Americans,
                    SHPO and ACHP.
               (iv) Protection,   preservation   and/or  scientific  salvage  of
                    cultural resources in compliance with applicable county, state and federal statutes.

     3. Quiet Enjoyment. The Contractor shall have the right to explore and evaluate the geothermal resource and the exclusive right to develop the geothermal resource and to operate and maintain the Contractor-owned geothermal power plants; for the purpose of selling electricity as authorized by 10 USC 2867 and 2869, applicable regulations established by the Secretary of the Navy, and the provisions of this Contract as now in effect, to the maximum extent permitted by law. The parties do not intend for this Contract to constitute a lease for the Contractor on NAWS land and, accordingly, this Contract shall not be interpreted as a lease. All work under this Contract shall be at no cost to the Government. So long as the Contractor performs in accordance with the terms of this Contract and is continuing to do so, the Contractor shall and may, at all times during the term of this Contract, peaceably and quietly have, hold and enjoy the entry permit described in Sections I.B, I.E. and this
          Section II.A.3 and all rights, preferences, appurtenances, and privileges belonging or in any way appertaining thereto without hindrance or molestation by the Government or any other person, subject to the terms and conditions of this Contract.

     4.   Notice, Cure and Dispute Procedures.

          (a)  Notice; Cure:

               (i) Material Adverse Impact to NAWS Mission. In the event the Government determines the Contractor's action(s) or failure(s) to act result in a Materially Adverse Impact to mission of NAWS as provided in Section II.A.1 and, as a result, the Government decides to suspend, limit or restrict the Contractor's right of access provided in this Contract, then the Government will notify the Contractor in writing of such determination and provide the Contractor with the reasons therefor. If and to the extent that any such suspension, limitation or restriction causes damage to the Contractor or its operations, then the Contractor may exercise any and all rights and remedies pursuant to the disputes provisions of Section II.A.4(ii).

               (ii) Acts or  Omissions  of the  Contractor.  In  the  event  the
                    Government determines the Contractor's action(s) or failure(s) to act result in a materially adverse impact to the geothermal resource, the Government will notify the Contractor in writing of such determination. The Contractor will respond in writing within fifteen (15) calendar days of receipt of the notification indicating the measures it proposes for obviating or avoiding the materially adverse impact and a proposed schedule for the implementation thereof. If no response is received by the Government within the initial fifteen (15) calendar days, then the Contractor may remedy such failure to respond by providing to the Government its proposed remedial measure within five (5) calendar days from the initial due date. If the Government reasonably determines that the Contractor's response does not resolve the Government's concerns and indicates the same to the Contractor in writing, the Contractor shall have an additional fifteen (15) calendar days from receipt of the Government's comments to supplement and/or amend its proposed measures and provide the same in writing to the Government. If the Government concurs in the proposed measures and schedules, the Government and the Contractor will modify this Contract accordingly. Notwithstanding the foregoing, the Contractor shall have no more than thirty-five (35) calendar days in the aggregate from the date in which it received the Government's notice to propose remedial measures reasonably acceptable to the Government - e.g., 15 initial days, 5 day cure period plus 15 days to amend/supplement the initial plan. If the Government reasonably determines that the Contractor's proposed remedial measures are insufficient or the Contractor fails to respond within twenty (20) calendar days after receipt of the Government's initial notice described above, then such failure or insufficiency (as the case may be) will be considered a material breach of this Contract. The determination of material breach shall be transmitted to the Contractor as a Contracting Officer's final decision with appropriate direction to proceed under any determination made under Section II.A.1.

          (b) Disputes - Notwithstanding the foregoing, should the parties be unable to resolve amicably any particular dispute, the parties agree that this Contract is governed by the Contract Disputes Act 41 U.S.C. ss. 601, et seq., and as such all substantive and procedural protections and remedies afforded by this Act will be available to the parties. Any dispute decided under this provision invoking the Contract Disputes Act shall be guided by general federal procurement principles as reflected in applicable statutes, and administrative and judicial determinations pertaining to the interpretation of federal government contracts

     5. No Termination for Convenience. The Government and the Contractor acknowledge and agree that this Contract may not be terminated for the Government's convenience.

B.  COMPLIANCE WITH NAWS BASE REGULATIONS

The Commander, NAWS is the responsible agent of the Government for the utilization of the land and airspace of NAWS. As such, the Commander, NAWS is responsible for the protection of the health and safety of all personnel, military and civilian, within the confines of NAWS, and is responsible for the continuing preservation of the ability of NAWS to perform its mission of air weapon research, development, test and evaluation. As such the Commander has administrative control over all activities at NAWS, which are subject to his approval.

     1. Access/Transportation Routes - Access to NAWS is a privilege granted by Commander, NAWS that requires adherence to Government traffic regulations, check-in/check-out procedures, radiation control measures, environmental controls, area access limitations, and electronic emission controls. Access to range lands shall be on a not-to-interfere basis with Government test schedules and shall be limited to that specific area being explored, developed or produced. Access schedules shall be established on a weekly basis with the Government. The Public Works Officer, NAWS will have the authority to provide emergency access for reasons of geothermal safety or other drilling incidents requiring uninterrupted short term access to a specific site or geothermal operation. Access shall require that there be identified one responsible contact point for the Contractor who shall at all times know who is present on NAWS lands, and this contact point shall be reachable at all times in event evacuation is ordered. It is expressly understood that the Government may limit or restrict the right of access herein granted in any manner considered to be necessary for the national security.

     2. Security - Non-citizens of the U.S. who visit or work at, the Coso geothermal area must obtain clearance from the GPO at least 96 hours in advance of entering onto NAWS. Passes to enter onto NAWS shall be in accordance with NAWS Instruction NAWSINST 5530.1, as amended from time to time.

     3. Radioactive Sources - No radioactive sources shall be brought into NAWS until appropriate Government permits have been obtained. These permits will be issued upon the Government verifying the license of the operator to be valid for the proposed effort, and the Government approving a standard operating procedure for dealing with lost sources and handling damaged sources.

     4. Electronic Radiation - No electronic radiation will be permitted within NAWS until a permit is obtained that certifies this emission will not interfere with the NAWS mission. The Government may, at times, require electronic emission silence for up to four hours.

     5. Hardening of Facilities - The Government may, from time to time, require Contractor personnel on the NAWS ranges to evacuate the Coso geothermal site or to take shelter as a means of protection from weapons tests. Until such time as an acceptable hardened facility of sufficient size to protect all personnel is constructed, all personnel shall evacuate NAWS ranges when so ordered. After completion of a hardened facility, personnel shall have the option of either evacuating the ranges or taking shelter in the hardened facilities, whichever can be done most expeditiously. The Contractor shall have the option to provide hardened facilities during its operations.

     6. Wellhead Revetment - To prevent damage, all wellheads shall be revetted as specified in the Technical Specifications, all wells shall be fitted with an approved below-ground flow limiter, all pipelines fitted with automatic flow limiters, and all power plants equipped with a hardened control room. In lieu of compliance with the preceding sentence, the Contractor shall have the option to carry sufficient insurance to cover losses due to the lack of these protective measures; proof of such insurance shall be provided to the Contracting Officer within 10 days of contract award, and shall remain in force for the period of contract performance or until all wellheads are revetted as specified in the Technical Specifications; all wells are fitted with an approved below-ground flow limiter; all pipelines fitted with automatic flow limiters; and all power plants equipped with a hardened control room; whichever occurs first.

     7. Injuries and Accidents - The Contractor shall conduct all activities in accordance with the requirements of the Occupational Health and Safety Act of 1971. All disabling injuries occurring on NAWS land shall be reported to the GPO within 24 hours of such injury in accordance with Chapter 14, Navy Instruction OPNAVINST 5100.23F. The Government will retain the right to suspend any operation judged by the Government to present an imminent danger to people or to Government property.

     8. Public Release of Information - Prior to public release of information, photographs, or other documents, concerning any aspect of this Contract, the Contractor shall obtain approval from the COR, except for releases of information required by law.

     9. Unexploded Ordnance - As a result of past and ongoing NAWS operations, the existence of unexploded ordnance and other hazardous material in the Coso KGRA is very likely. Therefore, all military or Government property found on the land surface or embedded in the land shall be left in place. The Government shall be informed of the presence of all hazardous or potentially hazardous ordnance or other material(s) at once.

C.  TECHNICAL SPECIFICATIONS

     1. General Requirements - The Contractor acknowledges and agrees that it will conduct its activities in a manner designed to protect and efficiently utilize the geothermal resource and avoid actions that will be Materially Detrimental. In the event the Government determines that the reservoir has undergone Material Detriment, then the Government can require the Contractor to suspend harmful production actions until a suitable alternative can be devised. Notification of any such determination will be made in accordance with Section II.A.4, "Notice, Cure and Dispute Procedures". This suspension shall be without recourse on the part of the Contractor, and shall in no way affect the other terms and conditions of this Contract.

     2. Project Development - Project development and operation may consist of up to eight phases: (1) Resource Delineation; 2) Design and Construction; (3) Resource Management Planning; (4) Power Production and Field Operation; (5) Standard of Care; (6) Decommissioning and Field Closure; (7) Disposition of Assets; and (8) Determination of Fair Market Value. The Contractor shall be solely responsible for providing all labor, materials, and equipment necessary to investigate, delineate, develop, and sell the electricity generated from geothermal resources located beneath the surface at NAWS.

          (a) Resource Delineation - A substantial body of technical data and information has already been compiled regarding the Coso geothermal resource. The Contractor will use this information, plus any additional data that is available or obtained by the Contractor or the Government to select exploratory drill site locations. At the completion of this phase, an analysis and evaluation of the results will be conducted by the Contractor in consultation with the Navy Geothermal Program Office, regarding the feasibility of proceeding with an exploratory drilling program. The product of this phase will be a field exploration drilling plan that shall identify, at a minimum: the diameter, target depth, and location of exploratory holes that will be drilled; the schedule for obtaining necessary approvals and permits; an environmental assessment of the drilling; and a description of the well testing protocols that will be used to evaluate the resource. A contingency plan acceptable to the Government shall be prepared by the Contractor and implemented in the event of a blowout of a well. Contingency plans shall be prepared, and/or updated yearly, containing plans for immediate implementation of corrective actions in case of emergency situations resulting from operational or equipment failure causing hazardous conditions (for example: blowouts, wastewater spills, excessive missions to the atmosphere, fire and safety hazards, etc.). Said plan shall be periodically reviewed by the Contractor and Government and modified as appropriate.

               During the field exploration drilling stage, the Contractor shall drill geothermal wells as necessary in the Contractor's commercial business judgment to further delineate and evaluate the geothermal reservoir. Flow testing of the wells shall be performed as deemed appropriate by the Contractor. Once flow testing is completed, an exploratory well can be shut-in if it is not commercially productive, or it can be left on slow bleed until it is converted to a production well at a later date. Results from the drilling phase will be used to prepare a comprehensive reservoir evaluation that will be the foundation for the decision to proceed with, or to abandon any new project.

          (b) Design and Construction -All designs of power generation facilities, gathering lines, and related facilities must conform to applicable local, state, and Federal building codes for such facilities, and for the given geographic location, to ensure adequate levels of personnel health and safety. Each drawing shall bear the seal and signature of the registered architect, landscape architect, or professional engineer who prepared the design or supervised the preparation of the documents for the specific technical design disciplines, and all facilities must then be constructed in accordance with those approved designs. Existing roads or roads constructed by the Contractor shall be maintained at the Contractor's expense throughout the life of this Contract.

               The Contractor shall be responsible for all costs and effects associated with installation, operation, and maintenance of any utility system, which may be required to support plant operations.

               The Contractor shall erect a chain-link fence, or equivalent barrier on the boundary of the plant site, and shall furnish keys to all access gates to the designated Government Technical Representative.

          (c) Resource Management Planning - The Contractor shall prepare and maintain a Resource Management Plan (RMP) describing current knowledge of the geothermal resource and how it will be produced. This plan shall include such items as: equipment and design upgrades, schedules of preventive maintenance, drilling of new production and injection wells, rates and locations of injection, power availability, reservoir models, and fluid flow within the reservoir. This RMP shall be updated annually and submitted in November of each year. The GPO shall review the plan and provide comments and questions, which the Contractor shall address in writing. The Contractor may not proceed with implementation of the annual RMP until GPO has approved it, which shall be no later than 1 January of the year following submittal. GPO may not unreasonably withhold such approval.

          (d) Power Production and Field Operation - The Contractor shall operate and maintain the geothermal field, power plant, and related facilities, and shall continue field development in accordance with approved plans, field drilling rules, pipeline repair protocols, routine well field operations, and schedules at its expense. This shall include, but not be limited to: well maintenance, drilling of supplemental wells, and maintenance of power plant and related facilities. Wells no longer satisfactory for use or production shall be plugged and abandoned according to procedures described in the GROs, or in accordance with a Government approved alternative procedure. At all times including upon expiration or termination of this Contract, title to all wells and casings shall remain with the Government.

               The Contractor shall be solely responsible for delivery of all electricity under the terms and conditions of the prevailing project Power Purchase Agreement, and shall report to Government steam/brine production, gross and net electricity generation, and general maintenance reports on a monthly basis.

          (e) Standard of Care - The Contractor, at its expense, shall operate, and maintain all Contractor-owned facilities to a standard of care required to execute the terms and conditions of this Contract in all material respects. All facilities including wellheads, pipelines and associated structures, buildings, roads, fences, and other appurtenances thereto, shall be maintained in good working order and shall comply with all applicable safety, operations, and environmental standards for assets and equipment of that type. The Contractor shall be responsible for providing fire protection capability for its operations. The Government reserves the right to suspend the Contractor's operations should the Contractor fail to maintain the standard of care required by applicable codes and standards. Notification of any such suspension will be made in accordance with Section II.A.4, "Notice, Cure and Dispute Procedures".

          (f) Decommissioning and Field Closure - The Government will inform the Contractor in writing no later than December 31, 2030 if it intends to conduct an open competition for a new contractor to develop the geothermal resource and operate the facility and assume all responsibility to decommission the facility and plug and abandon the projects' geothermal wells. In the event the Government determines that the resource is no longer viable for power production, or at the end of the term of this Contract, the Government may, at its sole option, require that the facility shall be decommissioned. Such decommissioning shall consist of removal of all power generation, transmission, and related facilities, including all above ground structures constructed by the Contractor. The surface shall then be restored to as near original condition as possible. All such restoration work shall be completed by the Contractor at no cost to the Government within one year of last production unless otherwise waived by the Government.

          (g) Disposition of Assets - Should the Government decide to continue operation of the Coso geothermal electricity generation project, the Contractor shall cooperate with the Government to facilitate competition for the right to operate, maintain, and further develop the Coso geothermal resource and the Government shall require all bidders to agree to comply with such requirements as part of their bids to become the new contractor. Should the Contractor not be the successful offeror, it agrees to sell all improvements to a new operator, as the Government may select, at Fair Market Value.

          (h) Determination of Fair Market Value of Facilities -Solely for purposes of determining Fair Market Value in the preceding
               Section II.D.2(g), "Fair Market Value" of the project shall be the price which a buyer would be willing to pay for acquisition of all the project assets and rights and a seller would be willing to sell, neither being under any compulsion to act, determined at arms' length based upon prevailing market comparables and not less than projected cash flows discounted at prevailing mortgage financing rates applicable to comparable projects; less the estimated cost to decommission the facilities and plug and abandon the geothermal wells (exclusive of plant, facilities and equipment) upon the termination of the project, such estimate to be prepared contemporaneously with the appraisal with respect to future abandonment of the wells; provided, however, that in no event shall the Fair Market Value be less than zero (0). If the parties are unable to negotiate a mutually agreed Fair Market Value within thirty (30) days after either party's request, then each party shall engage at its own expense an experienced appraiser to perform an appraisal of the Fair Market Value in accordance with the above standards, to be completed within sixty (60) days. If the two appraisals are within 10% of the higher appraised value, the average of the two appraisals will be deemed the Fair Market Value. If not, then the two appraisers will select a third appraiser, whose appraisal will be completed as soon as possible at the shared expense of the parties, and the Fair Market Value will then be the average of the two closest appraisals or all three if they are equally distant, and such average will be deemed the Fair Market Value.

      3.  Steam Transfers

               (a) Transfers Between the Projects - The Government herein consents to the exchange and transfer of steam between the Government contract lands and the BLM facilities located at Coso in accordance with the Steam Transfer Agreement, Appendix "B", and subject to the following conditions:

                    (i) Transfers will be of steam for purposes of generating electric power. Transfers of brine and/or condensate may be either for flashing to power-generating steam, for injection, or for prevention of scale.

                    (ii) All  transfers  shall  be  strictly  monitored  by  the
                         Contractor by means of continuous flow measuring and recording devices subject to mutual agreement between the Government and the Contractor. Meters shall be calibrated and certified prior to installation and operation, and shall be re-calibrated at least once a year by using a mutually agreed upon technique.

                    (iii)Measurement   points   shall   be   approved   by   the
                         Government, BLM, and the Contractor in advance of installation and operation of the measurement devices. Flow at the measurement points shall be recorded daily in units of pounds of mass and shall be reported to the Government on a weekly basis as part of routine reporting of geothermal fluid production and electric power generation.

                    (iv) Reservoir model simulations shall be run at least every six (6) months, or more frequently, as needed, using up-to-date production and monitoring information. Results of such simulations shall be conveyed to the GPO promptly upon completion.

               (b) In-Kind Transfers From BLM North to Government - The Government agrees to permit the Contractor to make in-kind transfers of steam from BLM North producing wells to Government properties in accordance with the Steam Transfer Agreement, Appendix "B". An in-kind transfer is defined as the MWh equivalent of steam transferred from BLM North to Government facilities which shall be offset by an equal MWh equivalent of steam transferred from Government contract lands to BLM. Such "in-kind" amounts shall not be included in the calculation of Government revenues.

                    Measuring   devices   shall  be   installed  to  record  the
                    quantities of steam that are transferred between the projects. Accuracy of the devices at the intertie point shall be equal to or better than, that used to quantify steam transfers between Government contract lands and the BLM leased lands. These measuring devices shall be calibrated and tested in the same manner as those found at the Navy-BLM intertie.

     4. Meter Test - The Contractor, at its expense, shall periodically inspect and test meters installed at the plant site, at intervals no longer than one (1) year. The Government shall be given ample notice of the test date and time, and shall be afforded the opportunity to witness the test. If the meter is suspected of being out of tolerance between annual inspections, upon written request of the Contracting Officer, the Contractor shall schedule a meter test. Upon completion of the test, the Contractor shall provide copies of all test data to the Government. The cost of such tests shall be borne by the Government if the percentage of error is found to be not more than+/-2%. Any meter found to be in error+/-two percent (2%) shall be replaced with a new meter, at the Contractor's expense. No meter that registers in excess of one hundred percent (100%) when tested under normal operating conditions shall be placed in service.

          The Government may, at any time, conduct their own independent meter test and shall provide results of such test to the Contractor; provided, however, that the Contractor shall have the right to retest and verify the results of such independent test. Should the meter be found to be out of tolerance as defined above, the Contractor shall immediately replace the faulty meter with a new device at their expense.

     5. Geothermal Resources Operational (GRO) Orders - The GRO Orders, as published by the United States Department of Interior, Geological
          Survey, Conservation Division, Office of the Area Geothermal Supervisor, and Title 30, Chapter II of the Code of Federal Regulations shall be adhered to subject to certain interpretations that are discussed in more detail under this Section II.C, "Technical Specifications".

     6. Inspection of Contractor Operations - Government inspection will be performed by the Contracting Officer or his designated representative to verify that the Contractor's activities are consistent with the terms of this Contract.

     7. Standards of Conduct - The Contractor shall maintain a Standards of Conduct Program for all employees, and establish a Standards of Conduct Plan to implement the Program to ensure that employees working on this Contract maintain highest standards of ethical conduct. Upon request, the Government shall be provided access to a copy of the Plan and any reports required under the Plan that may have been submitted by the Contractor's Compliance Officer or to the Contractor's
                  Government Relations Committee.

D.  CONTRACT ADMINISTRATION

     1. Contracting Officer Authority - An authorized representative of the Contracting Officer will administer this Contract; however, in no event shall any understanding or agreement between the Contractor and any Government employee other than the Contracting Officer on any contract, modification, change order, letter or verbal direction to the Contractor be effective or binding upon the Government. All such actions must be formalized by a proper contractual document executed by an appointed Contracting Officer. The Contractor is hereby put on notice that in the event a Government employee other than the Contracting Officer directs a change in the work to be performed or increases the scope of the work to be performed, it is the Contractor's responsibility to make inquiry of the Contracting Officer before making the deviation. The authorized representatives of the Contracting Officer are indicated hereinafter:

          (a) The Contracting Officer's Representative (COR) will be designated by the Contracting Officer as the authorized representative of the Contracting Officer. The COR is responsible for monitoring performance and the technical management of the effort required hereunder, and should be contacted regarding questions or problems of a technical nature.

          (b) The designated Contract Specialist will be the Administrative Contracting Officer's representative on all other Contract administrative matters. The Contract Specialist should be contacted regarding all matters pertaining to this Contract.

          (c) The designated representative of the Contractor will be the Contractor's representative on all matters pertaining to this Contract.

     2.   Identification  of  Correspondence   -All   correspondence   and  data
          submitted by the Contractor under this Contract shall be marked: Coso Geothermal Resource Development, NAWS, China Lake.

     3. Consents and Approvals - Whenever a party's consent or approval is required pursuant to the terms of this Contract such consent and/or approval shall not be unreasonably withheld or delayed. In the event a party determines not to give its approval or consent, it shall notify the other party in writing within thirty (30) days and state the reasons for not approving or consenting.

     4. Escrow Agreement. The parties have executed that certain Escrow Agreement, in the form attached hereto as Appendix "C", which is hereby incorporated by reference and made a part hereof.

     5. Government Total Annual Compensation - The total annual compensation paid by the Contractor to the Government shall be calculated as set forth hereinafter and shall be paid in accordance with the "Monthly Payment Schedule" set forth in Section II.D.6 below:

          (a) Energy Revenue Component - fifteen percent (15%) of the revenue received by the Contractor for production and sale of energy to include, but not limited to, those received for electrical energy sales and capacity payments of all types as established in the baseline Appendix "D"; plus fifty percent (50%) of revenue that exceeds the baseline, the total of which is not to exceed twenty percent (20%) of the total annual revenue received by the Contractor.

          (b) Steam Transfer Component- during or before 2019 (excluding in-kind transfers) -

               (i) Steam transferred from the Navy to BLM - fifteen percent (15%) of the equivalent electrical energy revenue (other than those relating to in-kind transfers) value of steam transferred from Navy lands to BLM and capacity payments of all types related thereto;
               (ii) Steam  transferred  from BLM to Navy (fifteen  percent (15%)
                    minus the Minerals Management Service Compensation Rate or its successor) times (kwh equivalent of transferred steam) times (sales price of the electricity).

          (c) Steam Transfer Component - after 2019 (excluding in-kind transfers) -
               (i) An average annual steam transfer baseline shall be established by averaging the amount of High Pressure and Low Pressure steam transferred from Navy to BLM and from BLM to Navy per year during the period from January 1, 2015 through December 31, 2019 ("Steam Transfer Baseline");

               (ii) Steam  transferred  from  the  Navy  to BLM up to the  Steam
                    Transfer Baseline - fifteen percent (15%) of the equivalent electrical energy revenue value of steam transferred from Navy lands to BLM and capacity payments of all types related thereto;
               (iii)Steam  transferred  from Navy  lands to BLM in excess of the
                    Steam Transfer Baseline - eighteen percent (18%) of the equivalent electrical energy revenue value of steam transferred from Navy lands to BLM and capacity payments of all types related thereto;
               (iv) Steam  transferred  from BLM to Navy (fifteen  percent (15%)
                    minus the Minerals Management Service Compensation Rate) times (kwh equivalent of transferred steam) times (sales price of the electricity).

               The method for calculating the equivalent electrical (kwh) energy revenue value shall be as specified in Appendix "B".

     6. Schedule of Monthly Payments - The monthly payment by or on behalf of the Contractor to the Government shall be fifteen percent (15%) of the Energy Revenue Component received by the Contractor; plus fifteen percent (15%) of the electrical energy revenue value of steam and capacity payments of all types related thereto.

          The method for calculating the equivalent electrical (kwh) energy revenue value shall be as specified in Appendix "B".

     7. Revenue Payment Procedures - Monthly payments to the Government shall be in accordance with the following:

          (a) Payment Due Dates - Payments to the Government for revenues received in a given month shall be payable at any time prior to and due on the 20th day following the date in which the revenues were received. The Contractor shall convey payment to the Government by wire or check made payable to the "US Treasury", with no mailing address on the face of the check. Payments shall be sent via bank wire or overnight courier or hand-delivered to:

               Geothermal Program Office (ESC 25)
               ATTN: GPO Business Manager
               Naval Air Weapons Station
               429 E. Bowen Road, Mail Stop 4011
               China Lake, CA 93555-6108

          (b) Itemization of Government Revenue Share Payment - Along with the monthly revenue payment, the Contractor shall provide two copies of an itemized breakdown of the revenue share paid to the Government; one copy must be provided to the GPO, and the other copy must be provided to the Contracting Officer. The breakdown shall show the amount of revenue allocated to the Energy Revenue Component of the payment, and to the Steam Transfer Component of the payment.

     8. Annual Audit - In the first quarter of each calendar year the Contractor and the Government will review revenue amounts received by the Contractor and amounts paid by the Contractor to the Government as compensation during the previous year. The purpose of this audit is to determine if amounts paid conform to the requirements of this Contract for Government Annual Compensation pursuant to Section II.D. above. Should this audit identify over or underpayments, appropriate adjustments shall be made in subsequent payments made by the Contractor as the Government and the Contractor may agree.

SECTION III.   CONTRACT CLAUSES AND PROVISIONS

A.  INSURANCE

     1. Within fifteen days after award of this Contract, the Contractor shall furnish the Contracting Officer a Certificate of Insurance as evidence of the existence of the following insurance coverage in amounts not less than the amounts specified below in accordance with the FAR clause 52.228-5 entitled "Insurance Work On a Government Installation (Jan 1997)".

     2.   COVERAGE. The Contractor shall maintain the following insurance:

          (a)  Comprehensive General Liability: $500,000 per occurrence
          (b) Automobile Liability: $200,000 per person; $500,000 per occurrence for bodily injury; $20,000 per occurrence for property damage
          (c) Workmen's Compensation: Amounts as required by Federal and State Worker's compensation and occupational disease laws; not withstanding the fact some or all of the work under this Contract may be performed under exclusive federal jurisdiction.
          (d)  Employer's Liability Coverage:  $100,000,  except in states where worker's compensation may not be written by private carriers
          (e)  Others as required by state law, not  withstanding  the fact some or all of the work under this Contract may be performed under exclusive federal jurisdiction.

     3. Above insurance coverages are to extend to the Contractor personnel operating Government owned equipment

     4. The Certificate of Insurance shall further provide for a thirty-day written notice to the Contracting Officer by the insurance company prior to cancellation or material change in policy coverage. Other requirements and information are contained in the Clause entitled "Insurance Work On a Government Installation (Jan 1997)" contained in the General Provisions.

B.  ASSIGNMENTS

     1. Assignments for Contract Financing. In order to secure financing for the performance of this Contract, the Contractor may assign to one or more legal entities rights under this Contract under the following conditions:
          (a)  the  assignment  is made  to a  bank,  trust  company,  or  other financing institution, including any Federal lending agency,
          (b)  written notice of the assignment is given to the Government, and
          (c) the assignment is made to only one party, except that any assignment may be made to one party as an agent or trustee for two or more parties participating in financing.

          Government agrees to cooperate with any such assignment pursuant to this Paragraph. Assignments related to and in effect as of the date of this Contract are specified in Appendix "E".

     2. Assignments of Contract. In the event the Contractor intends to assign or transfer obligations or rights regarding performance of this Contract, whether in the form of reorganizing, creating subsidiaries, subcontracting, or similar devices, the Contractor shall give the Government notice of such intent at least 60 days prior to effecting such transaction. Consent of the Government is not required for an assignment of this Contract unless such assignment results in the release of the Contractor's liabilities to the Government under this Contract.

C.  COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

The Contractor shall at all times during the term of this Contract faithfully observe and comply with, at its sole cost and expense, the provisions of all applicable federal, state and local laws, rules, codes, regulations, orders, ordinances, and other governmental standards and requirements, and shall obtain all applicable licenses, permits, approvals, and easements necessary for the development and use of the geothermal resource at the Coso KGRA area located at

NAWS. The Contracting Officer may request evidence of such permits and licenses at any time during the term of this Contract.

The Contractor and its employees shall become acquainted with and obey all Government regulations as posted, or as requested by the Contracting Officer or the Contracting Officer's Representative; applicable Naval Air Weapons Station Safety and Security Instructions; the Geothermal Resources Operational Orders as published by the Geological Survey; the Geothermal Steam Act; the Geothermal Energy Research, Development and Demonstration Act; the Federal Land Planning and Management Act; the Defense Withdrawal Act of 1958 (P.L. 85-337); Title 30, the Code of Federal Regulations; and the Occupational Safety and Health Act, or any successor statutes thereto, all as from time to time amended. This list is not all-inclusive and it is the sole responsibility of the Contractor to acquaint itself with and obey all applicable federal, state and local laws, rules, codes, regulations, orders, ordinances, and other governmental standards and requirements and other legal constraints or requirements.

D.  CONTRACTOR FACILITIES/OWNERSHIP

The Contractor, at its expense, shall furnish, install, operate, and maintain all facilities required to fully execute the terms and conditions of this Contract. Title to all of these facilities shall remain with the Contractor, and the Contractor shall be responsible for any taxes associated with the ownership or operation of these facilities.

E.  FORCE MAJEURE

Neither the Contractor nor the Government shall be in default under this Contract if such performance of any obligation, duty or act is delayed or prevented by or due to events of Force Majeure.

The term "Force Majeure" shall mean acts of God, labor disputes, fire, freight embargos, unavoidable casualty, flood, earthquake, epidemic, civil disturbance, terrorism, war, riot, sabotage any other similar act or condition, but only to the extent the event in question is beyond the reasonable control and without the fault or negligence of the delayed party.

In the case of delay due to Force Majeure, the time within which the party must comply with any of the terms, covenants and conditions of this Contract shall be extended by a period of time equal to the period of time that performance by the party is delayed or prevented by the causes specified above, provided that within thirty (30) days of the commencement of the cause of delay the party shall have notified the other party of the existence of such cause of delay.

F.  INTEGRATION AND PRECEDENCE

     1. Integration. This Contract and the Appendices contain the entire agreement between the parties and supersede all prior written and/or oral representations and/or agreements with respect to the subject matter herein.

     2. Precedence. Notwithstanding anything in this Contract to the contrary, in the event of any inconsistency between the laws, orders, rules and regulations referenced in this Contract and the Contract text, the Contract text shall govern to the maximum extent permitted by law. If and to the extent any provision of an Appendix to this Contract conflicts with the terms of this Contract, or any of them, the terms of this Contract shall control in all respects.

G.  DATA AND INFORMATION

Ownership and all rights pertaining thereto of all technical data related to resource delineation, production, injection, general geology, geophysics, and engineering performance generated by the Contractor during the term of this Contract including in the Government's discretion such data as precedes this Contract that is necessary to make data generated during this Contract useful for governmental purposes; and all data on flow, chemistry of fluids, and reservoir conditions and structure shall rest with the Government and such data shall be provided at no cost to the Government no later than 90 days after the

Contractor obtains the data. The Government may use such data for independent evaluation of geothermal reservoir performance or condition. The Contractor shall be entitled to use these data for performance under this Contract.

Ownership and all rights pertaining thereto of all well logs and all other technical data identified in GRO Order No. 5 shall rest with the Government and such data shall be provided at no cost to the Government no later than 90 days (or less if so identified in the applicable version of GRO Order No. 5) after the Contractor obtains data.

H.  SUBCONTRACTS

The requirements of this Contract shall be included in any subcontracts awarded by the Contractor or any subcontractors, at any tier, performing work associated with development and operation of the geothermal resource at NAWS.

I.  FEDERAL  ACQUISITION  REGULATION  CLAUSES  AND  PROVISIONS  INCORPORATED  BY
    REFERENCE

     1.   52.203-3 Gratuities (Apr 1984)
     2.   52.203-5 Covenant Against Contingent Fees (Apr 1984)
     3.   52.222-26 Equal Opportunity (Apr 2002)
     4.   52.223-6 Drug Free Workplace (May 2001)
     5.   52.232-23 Assignment of Claims (Jan 1986)
     6.   52.236-13 Accident Prevention (Nov 1991)

J.  FEDERAL ACQUISITION REGULATION CLAUSES AND PROVISIONS  INCORPORATED IN FULL
    TEXT

     1. Officials Not to Benefit, (APR 1984). No member of, or delegate to, Congress, or Resident Commissioner, shall be admitted to any share of this agreement, or to any benefit arising from the agreement. This provision shall not be construed to extend to this agreement if made with a corporation for its general benefit.

     2. Affirmative Action Compliance, FAR 52.222-25, (Apr 1984). The Contractor represents that:
          a) It *has developed and has on file, * has not developed and does not have on file, at each establishment, affirmative action programs required by the rules and regulations of the Secretary of Labor (41 CFR 60-1 and 60-2); or
          b) It * has not previously had contracts subject to the written affirmative action programs requirement of the rules and regulations of the Secretary of Labor.

SECTION IV    REPRESENTATIONS AND CERTIFICATIONS

COMMERCIAL AND GOVERNMENT ENTITY CODE (CAGE): 1K8R2
                                              -----
DUN AND BRADSTREET NUMBER: 061594717
                           ---------
52.204-6 DATA UNIVERSAL NUMBERING SYSTEM (DUNS) NUMBER (OCT 2003)

COVENANT AGAINST CONTINGENT FEES
52.203-5      (APR 1984)

(a) The Contractor warrants that no person or agency has been employed or retained to solicit or obtain this Contract upon an agreement or understanding for a contingent fee, except a bona fide employee or agency. For breach or violation of this warranty, the Government shall have the right to annul this Contract without liability or, in its discretion, to deduct from the contract price or consideration, or otherwise recover, the full amount of the contingent fee.

(b) "Bona fide agency," as used in this clause, means an established commercial or selling agency, maintained by a contractor for the purpose of securing business, that neither exerts nor proposes to exert improper influence to solicit or obtain Government contracts nor holds itself out as being able to obtain any Government contract or contracts through improper influence.

"Bona fide employee," as used in this clause, means a person, employed by a contractor and subject to the contractor's supervision and control as to time, place, and manner of performance, who neither exerts nor proposes to exert improper influence to solicit or obtain Government contracts nor holds out as being able to obtain any Government contract or contracts through improper influence.

"Contingent fee," as used in this clause, means any commission, percentage, brokerage, or other fee that is contingent upon the success that a person or concern has in securing a Government contract.

"Improper influence," as used in this clause, means any influence that induces or tends to induce a Government employee or officer to give consideration or to act regarding a Government contract on any basis other than the merits of the matter.

(End of clause)

CERTIFICATION AND DISCLOSURE REGARDING PAYMENTS TO INFLUENCE CERTAIN FEDERAL TRANSACTIONS
52.203-11   (APR 1991)

(a) The definitions and prohibitions contained in the clause, at FAR 52.203-12, Limitation on Payments to Influence Certain Federal Transactions, included in this solicitation, are hereby incorporated by reference in paragraph (b) of this Certification.

(b) The offeror, by signing its offer, hereby certifies to the best of his or her knowledge and belief that on or after December 23, 1989,--

(1) No Federal appropriated funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a member of Congress on his or her behalf in connection with the awarding of any Federal contract, the making of any Federal grant, the making of any Federal loan, the entering into of any cooperative agreement, and the extension, continuation, renewal, amendment or modification of any Federal contract, grant, loan, or cooperative agreement;

(2) If any funds other than Federal appropriated funds (including profit or fee received under a covered Federal transaction) have been paid, or will be paid to any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress or an employee of a Member of Congress on his or her behalf in connection with this solicitation, the offeror shall complete and submit, with its offer, OMB standard form LLL, Disclosure of Lobbying Activities, to the Contracting Officer; and

(3) He or she will include the language of this certification in all subcontract awards at any tier and require that all recipients of subcontract awards in excess of $100,000 shall certify and disclose accordingly.

(c) Submission of this certification and disclosure is a prerequisite for making or entering into this Contract imposed by section 1352, title 31, United States Code. Any person who makes an expenditure prohibited under this provision, shall be subject to a civil penalty of not less than $10,000, and not more than $100,000, for each such failure.

(End of clause)

TAXPAYER IDENTIFICATION
52.204-3   (OCT 1998)

(a) Definitions.

Common parent, as used in this provision, means that corporate entity that owns or controls an affiliated group of corporations that files its Federal income tax returns on a consolidated basis, and of which the offeror is a member.
Taxpayer Identification Number (TIN), as used in this provision, means the number required by the Internal Revenue Service (IRS) to be used by the offeror in reporting income tax and other returns. The TIN may be either a Social Security Number or an Employer Identification Number.

(b) All offerors must submit the information  required in paragraphs (d) through
(f) of this provision to comply with debt collection requirements of 31 U.S.C. 7701(c) and 3325(d), reporting requirements of 26 U.S.C. 6041, 6041A, and 6050M, and implementing regulations issued by the IRS. If the resulting contract is subject to the payment reporting requirements described in Federal Acquisition Regulation (FAR) 4.904, the failure or refusal by the offeror to furnish the information may result in a 31 percent reduction of payments otherwise due under the contract.

(c) The TIN may be used by the Government to collect and report on any delinquent amounts arising out of the offeror's relationship with the Government (31 U.S.C. 7701(c)(3)). If the resulting contract is subject to the payment reporting requirements described in FAR 4.904, the TIN provided hereunder may be matched with IRS records to verify the accuracy of the offeror's TIN.

(d) Taxpayer Identification Number (TIN):
_X_ TIN:  94-272-0574 (Contractor)
          68-013-3679 (Coso Finance Partners)
          98-310-2796 (Coso Power Developers)
          These entities file separate tax returns.
___ TIN has been applied for.
___ TIN is not required because:
___ Offeror is a nonresident alien, foreign corporation, or foreign partnership that does not have income effectively connected with the conduct of a trade or business in the United States and does not have an office or place of business or a fiscal paying agent in the United States;
___ Offeror is an agency or instrumentality of a foreign government;
___ Offeror is an agency or instrumentality of the Federal Government.

(e) Type of organization.
___ Sole proprietorship;
_X_ Partnership (applicable to all identified in (d) above);
___ Corporate entity (not tax-exempt);
___ Corporate entity (tax-exempt);
___ Government entity (Federal, State, or local);
___ Foreign government;
___ International organization per 26 CFR 1.6049-4;
___ Other___________________________________

(f) Common parent.
_X_ Offeror  is not  owned or  controlled  by a common  parent  as  defined  in paragraph (a) of this provision (applicable to all identified in (d) above)
___ Name and TIN of common parent:

Name_______________________________________

TIN________________________________________
(End of provision)

CERTIFICATION REGARDING DEBARMENT, SUSPENSION, PROPOSED DEBARMENT, AND OTHER RESPONSIBILITY MATTERS
52.209-5 (DEC 2001)

(a)(1) The Offeror certifies, to the best of its knowledge and belief, that--

(i) The Offeror and/or any of its Principals--

(A) Are [ ] are not [X] presently debarred, suspended, proposed for debarment, or declared ineligible for the award of contracts by any Federal agency;

(B) Have [ ] have not [X], within a three-year period preceding this offer, been convicted of or had a civil judgment rendered against them for: commission of fraud or a criminal offense in connection with obtaining, attempting to obtain, or performing a public (Federal, state, or local) contract or subcontract; violation of Federal or state antitrust statutes relating to the submission of offers; or commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements, tax evasion, or receiving stolen property; and

(C) Are [ ] are not [X] presently indicted for, or otherwise criminally or civilly charged by a governmental entity with, commission of any of the offenses enumerated in subdivision (a)(1)(i)(B) of this provision.

(ii) The Offeror has [ ] has not [X], within a three-year period preceding this offer, had one or more contracts terminated for default by any Federal agency.

(2) "Principals," for the purposes of this certification, means officers; directors; owners; partners; and, persons having primary management or supervisory responsibilities within a business entity (e.g., general manager; plant manager; head of a subsidiary, division, or business segment, and similar positions).

THIS CERTIFICATION CONCERNS A MATTER WITHIN THE JURISDICTION OF AN AGENCY OF THE UNITED STATES AND THE MAKING OF A FALSE, FICTITIOUS, OR FRAUDULENT CERTIFICATION MAY RENDER THE MAKER SUBJECT TO PROSECUTION UNDER SECTION 1001, TITLE 18, UNITED STATES CODE.

(b) The Offeror shall provide immediate written notice to the Contracting Officer if, at any time prior to contract award, the Offeror learns that its certification was erroneous when submitted or has become erroneous by reason of changed circumstances.

(c) A certification that any of the items in paragraph (a) of this provision exists will not necessarily result in withholding of an award under this solicitation. However, the certification will be considered in connection with a determination of the Offeror's responsibility. Failure of the Offeror to furnish a certification or provide such additional information as requested by the Contracting Officer may render the Offeror nonresponsible.

(d)  Nothing   contained  in  the  foregoing   shall  be  construed  to  require
establishment of a system of records in order to render, in good faith, the certification required by paragraph (a) of this provision. The knowledge and information of an Offeror is not required to exceed that which is normally possessed by a prudent person in the ordinary course of business dealings.

(e) The certification in paragraph (a) of this provision is a material representation of fact upon which reliance was placed when making award. If it is later determined that the Offeror knowingly rendered an erroneous certification, in addition to other remedies available to the Government, the Contracting Officer may terminate the contract resulting from this solicitation for default.

PLACE OF PERFORMANCE
52.215-6  (OCT 1997)

(a) The offeror or respondent, in the performance of any contract resulting from this solicitation, ____ intends, [X] does not intend [check applicable block] to use one or more plants or facilities located at a different address from the address of the offeror or respondent as indicated in this proposal or response to request for information.

(b) If the offeror or respondent checks "intends" in paragraph (a) of this provision, it shall insert in the following spaces the required information:

------------------------------------------------------------------------
Place of performance (street        Name and address of owner and
address, city, state, county,       operator of the plant or facility
zip code)                           if other than offeror or respondent
------------------------------------------------------------------------
------------------------                     ---------------------------

------------------------                     ---------------------------
------------------------------------------------------------------------

PROHIBITION OF SEGREGATED FACILITIES
52.222-21      (FEB 1999)

(a) Segregated facilities, as used in this clause, means any waiting rooms, work areas, rest rooms and wash rooms, restaurants and other eating areas, time clocks, locker rooms and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, transportation, and housing facilities provided for employees, that are segregated by explicit directive or are in fact segregated on the basis of race, color, religion, sex, or national origin because of written or oral policies or employee custom. The term does not include separate or single-user rest rooms or necessary dressing or sleeping areas provided to assure privacy between the sexes.

(b) The Contractor agrees that it does not and will not maintain or provide for its employees any segregated facilities at any of its establishments, and that it does not and will not permit its employees to perform their services at any location under its control where segregated facilities are maintained. The Contractor agrees that a breach of this clause is a violation of the Equal Opportunity clause in this contract.

(c) The Contractor shall include this clause in every subcontract and purchase order that is subject to the Equal Opportunity clause of this contract.
(End of clause)

PREVIOUS CONTRACTS AND COMPLIANCE REPORTS
52.222-22     (FEB 1999)

The offeror represents that --
(a) [ ] It has, { ] has not participated in a previous contract or subcontract subject to the Equal Opportunity clause of this solicitation;

(b) [ ] It has, [ ] has not, filed all required compliance reports; and

(c) Representations indicating submission of required compliance reports, signed by proposed subcontractors, will be obtained before subcontract awards. (End of provision)

AFFIRMATIVE ACTION COMPLIANCE
52.222-25     (FEB 1984)

The offeror represents that

(a) [ ] it has developed and has on file, [X] has not developed and does not have on file, at each establishment, affirmative action programs required by the rules and regulations of the Secretary of Labor (41 CFR 60-1 and 60-2), or
     (** Contractor does have an affirmative action policy, but since it has no employees, this policy is not "on file", however, Contractor warrants that it shall cause the managers or operators of the projects, as the case may be, to have such policies on file.)
(b) [ ] has not previously had contracts subject to the written affirmative action programs requirement of the rules and regulations of the Secretary of Labor.

(End of provision)

CERTIFICATION OF TOXIC CHEMICAL RELEASE REPORTING
52.223-13      (AUG 2003)

(a) Executive  Order 13148,  of April 21,2000,  Greening the Government  through
Leadership   in   Environmental   Management,   requires   submission   of  this
certification as a prerequisite for contract award.

(b) By signing this offer, the offeror certifies that--

(1) As the owner or operator of facilities that will be used in the performance of this contract that are subject to the filing and reporting requirements described in section 313 of the Emergency Planning and Community Right-to-Know Act of 1986 (EPCRA) (42 U.S.C. 11023) and section 6607 of the Pollution Prevention Act of 1990 (PPA) (42 U.S.C. 13106), the offeror will file and continue to file for such facilities for the life of the contract the Toxic Chemical Release Inventory Form (Form R) as described in sections 313(a) and (g) of EPCRA and section 6607 of PPA; or

(2) None of its owned or operated facilities to be used in the performance of this contract is subject to the Form R filing and reporting requirements because each such facility is exempt for at least one of the following reasons: (Check each block that is applicable.)

[ ] (i) The facility does not manufacture, process or otherwise use any toxic chemicals listed under section 313(c) of EPCRA, 42 U.S.C. 11023(c);

[ ] (ii) The facility does not have 10 or more full-time employees as specified in section 313.(b)(1)(A) of EPCRA 42 U.S.C. 11023(b)(1)(A);

[ ] (iii) The facility does not meet the reporting thresholds of toxic chemicals established under section 313(f) of EPCRA, 42 U.S.C. 11023(f) (including the alternate thresholds at 40 CFR 372.27, provided an appropriate certification form has been filed with EPA);

[ ] (iv) The facility does not fall within the following Standard Industrial Classification Code (SIC) designations or their corresponding North American Industry Classification System sectors:

     (A) Major group code 10 (except 1011, 1081, and 1094).
     (B) Major group code 12 (except 1241).
     (C) Major group codes 20 through 39.
     (D) Industry code 4911, 4931, or 4939 (limited to facilities that combust coal and/or oil for the purpose or generating power for distribution in commerce).
     (E) Industry code 4953 (limited to facilities regulated under the Resource Conservation and Recovery Act, Subtitle C (42 U.S.C. 6921, et seq.), 5169, 5171, or 7389 (limited to facilities primarily engaged in solvent recovery services on a contract or fee basis); or

[ ] (v) The facility is not located in the United States or its outlying areas.

DISCLOSURE OF OWNERSHIP OR CONTROL BY THE GOVERNMENT OF A TERRORIST COUNTRY 252.209-7001 (MAR 1998)

     (a) Definitions. As used in this provision-

     (1) "Government of a terrorist county" includes the state and the government of a terrorist country, as well as any political subdivision, agency, or instrumentality thereof.

     (2) "Terrorist country" means a country determined by the Secretary of State, under section 6(j)(1)(A) of the Export Administration Act of 1979 (50 U.S.C. App. 2405(j)(i)(A)), to be a country the government of which has repeatedly provided support for acts of international terrorism. As of the date of this provision, terrorist countries include: Cuba, Iran, Iraq, Libya, North Korea, Sudan, and Syria.

     (3) "Significant interest," means-

          (i) Ownership of or beneficial interest in 5 percent or more of the firm's or subsidiary's securities. Beneficial interest includes holding 5 percent or more of any class of the firm's securities in "nominee shares," "street names," or some other method of holding securities that does not disclose the beneficial owner;

          (ii) Holding a management position in the firm, such as a director or officer;

          (iii) Ability to control or influence the election, appointment, or tenure of directors or officers in the firm;

          (iv) Ownership of 10 percent or more of the assets of a firm such as equipment, buildings, real estate, or other tangible assets of the firm; or

          (v) Holding 50 percent or more of the indebtedness of a firm.

     (b) Prohibition on award.

     In accordance with 10 U.S.C. 2327, no contract may be awarded to a firm or a subsidiary of a firm if the government of a terrorist country has a significant interest in the firm or subsidiary, unless a waiver is granted by the Secretary of Defense.

     (c) Disclosure

     If the government of a terrorist country has a significant interest in the Offeror or a subsidiary of the Offeror, the Offeror shall disclose such interest in an attachment to its offer. If the Offeror is a subsidiary, it shall also disclose any significant interest the government of a terrorist country has in any form that owns or controls the subsidiary. The disclosure shall include-

     (1) Identification of each government holding a significant interest; and

     (2) A description of the significant interest held by each government.

252.209-7002  DISCLOSURE  OF OWNERSHIP OR CONTROL BY A FOREIGN  GOVERNMENT
(SEP 1994)


     (a) Definitions.

     As used in this provision-

     (1) "Effectively owned or controlled" means that a foreign government or any entity controlled by a foreign government has the power, either directly or indirectly, whether exercised or exercisable, to control the election, appointment, or tenure of the Offeror's officers or a majority of the Offeror's board of directors by any means, e.g., ownership, contract, or operation of law (or equivalent power for unincorporated organizations).

     (2) "Entity controlled by a foreign government"-

               (i) Means-

                    (A) Any domestic or foreign organization or corporation that is effectively owned or controlled by a foreign government; or

                    (B) Any individual acting on behalf of a foreign government.

               (ii) Does not  include an  organization  or  corporation  that is owned, but is not controlled, either directly or indirectly, by a foreign government if the ownership of that organization or corporation by that foreign government was effective before October 23, 1992.

     (3) "Foreign government" includes that state and the government of any country (other than the United States and its possessions and trust territories) as well as any political subdivision, agency, or instrumentality thereof.

     (4)  "Proscribed information" means-

               (i)  Top Secret information;

               (ii) Communications   Security   (COMSEC)   information,   except
                    classified keys used to operate secure  telephone units (STU
                    IIIs);

               (iii)Restricted  Data as defined in the U.S. Atomic Energy Act of
                    1954, as amended;

               (iv) Special Access Program (SAP) information; or

               (v)  Sensitive Compartmented Information (SCI).

     (b) Prohibition on award.

     No contract under a national security program may be awarded to an entity controlled by a foreign government if that entity requires access to proscribed information to perform the contract, unless the Secretary of Defense or a designee has waived application of 10 U.S.C. 2536(a).

     (c) Disclosure.

     The Offeror shall disclose any interest a foreign government has in the Offeror when that interest constitutes control by a foreign government as defined in this provision. If the Offeror is a subsidiary, it shall also disclose any reportable interest a foreign government has in any entity that owns or controls the subsidiary, including reportable interest concerning the Offeror's immediate parent, intermediate parents, and the ultimate parent. Use separate paper as needed, and provide the information in the following format:

               Offeror's Point of Contact for Questions about Disclosure (Name and Phone Number with Country Code, City Code and Area Code, as applicable)

               Name and Address of Offeror

               Name and Address of Entity       Description of Interest
               Controlled by a Foreign          Ownership Percentage, and
               Government                       Identification of Foreign
                                                Government

          GOVERNMENT:

                        THE UNITED STATES OF AMERICA:
                        acting by and through the Secretary of the Navy

                        Naval Facilities Engineering Command


                        By:     /S/ ROBERT M. GRIFFIN
                                ---------------------
                                Robert M. Griffin
                                Assistant Commander for Acquisition


         CONTRACTOR:

                        CHINA LAKE JOINT VENTURE:
                        a California general partnership

                        Caithness Acquisition Company, LLC, a General Partner


                        By:     /S/ LESLIE J. GELBER
                                --------------------
                                Leslie J. Gelber
                                President

                        Caithness Geothermal 1980 Ltd., L.P., a General Partner

                                By: Caithness Power, L.L.C., its General Partner

                        By:     /S/ LESLIE J. GELBER
                                --------------------
                                Leslie J. Gelber
                                President

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       CAITHNESS COSO FUNDING CORP.,
                                       a Delaware corporation

Date:  November 2, 2004                By:  /S/ CHRISTOPHER T. MCCALLION
                                            ----------------------------
                                                Christopher T. McCallion
                                                Executive Vice President &
                                                Chief Financial Officer
                                                (Principal Financial and
                                                Accounting Officer)


                                       COSO FINANCE PARTNERS AND SUBSIDIARY
                                       a California general Partnership

                                       By: New CLOC Company, LLC,
                                             its Managing General Partner

                                       By:  /S/ CHRISTOPHER T. MCCALLION
                                            ----------------------------
                                                Christopher T. McCallion
                                                Executive Vice President &
                                                Chief Financial Officer
                                                (Principal Financial and
                                                 Accounting Officer)


                                       COSO ENERGY DEVELOPERS
                                       a California general Partnership

                                       By: New CHIP Company, LLC,
                                             its Managing General Partner

                                       By:  /S/ CHRISTOPHER T. MCCALLION
                                            ----------------------------
                                                Christopher T. McCallion
                                                Executive Vice President &
                                                Chief Financial Officer
                                                (Principal Financial and
                                                Accounting Officer)


                                       COSO POWER DEVELOPERS AND SUBSIDIARY
                                       a California general Partnership

                                       By: New CTC Company, LLC,
                                             its Managing General Partner

                                       By:  /S/ CHRISTOPHER T. MCCALLION
                                            ----------------------------
                                                Christopher T. McCallion
                                                Executive Vice President &
                                                Chief Financial Officer
                                                (Principal Financial and
                                                Accounting Officer)